Exhibit 99.1

For Release:

Thursday, February 21, 2008

4:00 p.m. Eastern

HouseValues Announces Fourth Quarter Results

Strategic Investments Build for the Future

KIRKLAND, Wash. – February 21, 2008– HouseValues, Inc. (NASDAQ: SOLD) today announced results for the quarter and year ended December 31, 2007.

Prior period results have been restated to reflect continuing operations consistent with the company’s decision announced last year to discontinue its mortgage lead business.

Full Year 2007 Results from Continuing Operations

•	Revenue was $59.8 million compared to $85.8 million in 2006.

•

Net loss—which included non-cash charges of $9.2 million to reduce the carrying value of goodwill and other long-lived assets and to record a valuation allowance against the deferred tax assets – was $12.6 million compared to net income of $3.3 million in 2006.

•	Adjusted EBITDA was $2.6 million compared to $10.5 million in 2006.

“Despite market conditions that were more challenging than many anticipated, HouseValues generated $2.6 million in Adjusted EBITDA while making investments that enhance both our products and our strategic position,” said CEO Ian Morris.

HouseValues has been responsive to the real estate business cycle by aggressively managing its cost structure and as a result drove positive Adjusted EBITDA throughout 2007. The company recognizes that great businesses are built in down cycles and as a result has focused on profitably driving the success of existing customers while at the same time making strategic investments that the company expects will lead to future growth.

Sequential Quarter Comparisons of Results from Continuing Operations

•	Revenue was $12.2 million in the fourth quarter compared to $13.8 million in the third quarter of 2007.

•

Net loss — which included non-cash charges of $9.3 million to reduce the carrying value of goodwill and other long-lived assets and to record a valuation allowance against the deferred tax assets – was $9.9 million – compared to a net loss of $0.9 million in the third quarter.

•	Adjusted EBITDA was $0.8 million in the fourth quarter compared to $0.5 million in the third quarter.

The decline in sequential quarter revenue reflected fewer customers and lower average monthly revenue per user in the company’s agent-direct business that was slightly offset by the inclusion of two months of Realty Generator revenue in the fourth quarter. Customer count and average monthly revenue metrics exclude Realty Generator customers that typically spend more and are retained longer than individual real estate agents.

Strategic Investments Build for the Future

The company’s corporate development efforts yielded two strategic investments in the fourth quarter that broaden the company’s market opportunity, its product offerings, and its channels to real estate professionals.

HouseValues acquired Realty Generator LLC, a leading provider of marketing and technology solutions that enables real estate brokerages and agent e-teams, as well as their affiliated agents and lender partners to significantly increase their incomes. Additionally, HouseValues expects to leverage technology and features acquired as part of the Realty Generator purchase across its traditional business, a move that the company believes will lead to greater agent success and retention as well as lower ongoing technology operating and maintenance costs, and more rapid product innovation.

During the fourth quarter, HouseValues also made an equity investment in the ActiveRain Real Estate Network. ActiveRain is the leading professional community and social networking platform serving the real estate community. ActiveRain has rapidly grown its membership over the past two years to more than 70,000 real estate professionals.

Strong Cash Position

HouseValues considers its strong cash and investments position to be a strategic asset. Despite the real estate downturn, HouseValues used virtually no cash in operations last year.

During 2007, HouseValues invested cash to acquire Realty Generator for $9.2 million and to make an equity investment in ActiveRain for $2.75 million. The company also repurchased and retired $1.0 million of its common shares. HouseValues ended 2007 with $62.9 million in cash, cash equivalents and short term investments.

Other Business Matters

On January 7, 2008, HouseValues terminated the lease for its former Yakima facility, which was closed in the third quarter of 2007. The company received a fee of $1.4 million for assigning its purchase option for that facility and transferring all remaining assets to a third party. The company did not pay a lease termination fee and will record a gain of approximately $0.8 million in the first quarter of 2008.

On January 23, 2008, HouseValues announced and made effective a workforce restructuring that reduced headcount by approximately 45 employees. HouseValues expects to realize about $5 million in annualized savings as a result of the restructuring. The company will incur cash severance charges of approximately $0.6 million, and additional accelerated vesting charges of $0.2 million related to equity compensation in the first quarter of 2008.

Conference Call

HouseValues will host a conference call and live Webcast to discuss these financial results at 4:30 p.m. Eastern time. To listen to the live conference call, please dial 719-234-0008. A live webcast of the call will be available from the Investor Relations section of the company’s Web site at http://www.housevaluesinc.com. An audio replay of the call will also be available to investors beginning at 7:30 p.m. ET on February 21 through 11:59 p.m. on February 24 by dialing 719-457-0820 and entering the passcode 8339540#.

Forward Looking Statements

This release contains forward looking statements relating to the company’s anticipated plans, products, services, and financial performance. The words “believe,” “expect,” “anticipate,” “intend” and similar expressions identify forward-looking statements, but their absence does not mean the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in the forward-looking statements. Factors that could affect the company’s actual results include its ability to retain and increase its customer base, to respond to competitive threats and real estate market conditions, to manage lead generation and other costs, and to expand into new lines of business. Please refer to the company’s 2006 Form 10-K filed with the Securities and Exchange Commission for a more detailed description of these and other risks that could materially affect actual results. Given these risks and uncertainties, you should not place undue reliance on these forward-looking statements. The forward-looking statements are made as of today’s date and the company assumes no obligation to update any such statements to reflect events or circumstances after the date hereof.

Non-GAAP Measures

Adjusted EBITDA from continuing operations is a non-GAAP financial measure provided as a complement to results in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The term “Adjusted EBITDA from continuing operations” refers to a financial measure that we define as earnings before results of discontinued operations, net interest, income taxes, depreciation, amortization, impairment of long-lived assets, equity in loss of investee and stock-based compensation. Equity in loss of investee is a new element in our Adjusted EBITDA in the fourth quarter, effective with our investment in ActiveRain. Adjusted EBITDA is not a substitute for measures determined in accordance with GAAP, and may not be comparable to Adjusted EBITDA as reported by other companies. We believe Adjusted EBITDA to be relevant and useful information to our investors as this measure is an integral part of our internal management reporting and planning process and is the primary measure used by our management to evaluate the operating performance of our operations. The components of Adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance, and we also use Adjusted EBITDA for planning purposes and in presentations to our board of directors. See below for a reconciliation of net (loss) income, the most comparable GAAP measure, to Adjusted EBITDA from continuing operations.

HouseValues, Inc.

NON-GAAP FINANCIAL MEASURE AND RECONCILIATION

(In thousands)

(unaudited)

	Three months ended			Years ended
	December 31, 2007	September 30, 2007	December 31, 2006	December 31, 2007	December 31, 2006
Net (loss) income	($9,836)	($804)	($5,339)	($12,375)	($3,138)
Less
Interest income, net	(762)	(883)	(642)	(2,982)	(2,653)
Add
Loss on impairment of long-lived assets	4,916	1,200	—	6,116	—
Equity in loss of unconsolidated subsidiary	162	—	—	162	—
(Gain) loss on discontinued operations	(37)	(74)	4,629	(194)	6,466
Depreciation and amortization of property and equipment from continuing operations	1,064	1,170	1,488	5,634	5,177
Amortization of intangible assets from continuing operations	333	16	70	760	564
Stock-based compensation from continuing operations	940	646	958	3,544	3,837
Income tax expense (benefit) from continuing operations	4,041	(761)	(896)	1,954	252

Adjusted EBITDA from continuing operations	$821	$510	$268	$2,619	$10,505

About HouseValues Inc.

Founded in 1999, HouseValues, Inc. (NASDAQ: SOLD) provides real estate professionals with the tools and services they need to manage and grow their real estate businesses. The company’s subscription software products include RealtyGenerator, a turnkey lead generation and lead management system for real estate brokerage companies; and MarketLeader, a customer relationship management and lead management solution for real estate agents. The company also provides real estate professionals with access to industry-leading media buying and lead generation services to help them attract new clients and promote themselves throughout their community.

Additionally, HouseValues provides consumers with free access to the information and tools they need throughout the home buying and selling process. The company’s consumer websites include: JustListed.com a service that notifies home buyers as soon as new homes hit the market; HouseValues.com, a service that provides home sellers with market valuations of their current home; and HomePages.com, a real estate portal that enables consumers to see all the home listings in their area, view detailed neighborhood and school data, compare recent home sales, find local real estate agents, and find the value of their own home.

Real estate professionals can learn more about the company’s services at www.realtygenerator.com and www.marketleader.com. For more information please visit www.housevaluesinc.com.

Investor Contact:

Mark Lamb

Director of Investor Relations

HouseValues Inc.

425.952.5801

markl@housevalues.com

Press Contact:

Hugh Siler

Siler & Company for HouseValues Inc.

949.646.6966

hugh@silerpr.com

SOLD: FINANCIAL

#FINANCIAL STATEMENTS FOLLOW#

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three months ended December 31,		Years ended December 31,
	2007	2006	2007	2006
Revenues	$12,189	$19,148	$59,808	$85,824
Expenses:
Sales and marketing (1)	7,879	13,463	39,453	55,476
Technology and product development (1)	1,694	3,311	9,114	11,375
General and administrative (1)	2,735	3,064	12,166	12,305
Impairment of goodwill and long-lived assets	4,916	—	6,116	—
Depreciation and amortization of property and equipment	1,064	1,488	5,634	5,177
Amortization of intangible assets	333	70	760	564

Total expenses	18,621	21,396	73,243	84,897

(Loss) income from operations	(6,432)	(2,248)	(13,435)	927
Equity in loss of unconsolidated subsidiary	(162)	—	(162)	—
Interest income, net	762	642	2,982	2,653

(Loss) income before income tax expense	(5,832)	(1,606)	(10,615)	3,580
Income tax expense (benefit)	4,041	(896)	1,954	252

Net (loss) income from continuing operations	(9,873)	(710)	(12,569)	3,328
Discontinued operations
Gain (loss) from discontinued operations	57	(7,122)	297	(9,950)
Income tax expense (benefit)	20	(2,493)	103	(3,484)

Gain (loss) on discontinued operations	37	(4,629)	194	(6,466)

Net loss	($9,836)	($5,339)	($12,375)	($3,138)

Net (loss) income per share:
Basic:
Continuing operations	(0.40)	(0.03)	(0.51)	0.13
Discontinued operations	0.00	(0.19)	0.01	(0.25)

Total	(0.40)	(0.22)	(0.50)	(0.12)

Diluted:
Continuing operations	(0.40)	(0.03)	(0.51)	0.13
Discontinued operations	0.00	(0.19)	0.01	(0.24)

Total	(0.40)	(0.22)	(0.50)	(0.12)

Number of shares used in per share calculations for continuing operations:
Basic	24,498	24,367	24,520	25,374

Diluted	24,498	24,367	24,520	26,486

(1) Stock-based compensation is included in the expense line items above in the following amounts:

	2007	2006	2007	2006
Sales and marketing	$302	$201	$804	$894
Technology and product development	93	179	404	682
General and administrative	545	578	2,336	2,261
Discontinued operations	—	50	19	275

	$940	$1,008	$3,563	$4,112

HouseValues, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share data)

(unaudited)

	December 31, 2007	December 31, 2006
Assets
Current assets:
Cash and cash equivalents	$35,450	$49,376
Short-term investments	27,400	28,400
Accounts receivable, net of allowance of $50 and $161	128	416
Prepaid expenses and other current assets	1,764	1,747
Deferred income taxes	—	1,643
Prepaid income taxes	905	2,254

Total current assets	65,647	83,836
Property and equipment, net of accumulated depreciation of $11,518 and $8,803	6,187	11,469
Goodwill and intangible assets, net of accumulated amortization of $2,576 and $2,439	10,163	4,231
Minority investment in unconsolidated subsidiary	2,588	—
Deferred tax assets and other noncurrent assets	398	1,826

Total assets	$84,983	$101,362

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,395	$3,201
Accrued compensation and benefits	2,084	3,185
Accrued expenses and other current liabilities	1,809	5,057
Deferred rent, current portion	289	289
Deferred revenue	373	1,141
Note payable	1,873	—

Total current liabilities	7,823	12,873
Deferred rent, less current portion	722	1,094
Note payable	—	1,742

Total liabilities	8,545	15,709
Shareholders’ equity:
Common stock, par value $0.001 per share, stated at amounts paid in;authorized 120,000,000 shares; issued and outstanding 24,521,139 and 24,410,843 shares at December 31, 2007 and 2006, respectively	66,375	63,215

Retained earnings	10,063	22,438

Total shareholders’ equity	76,438	85,653

Total liabilities and shareholders’ equity	$84,983	$101,362

HouseValues, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Years ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss	($12,375)	(3,138)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization of property and equipment	5,634	5,177
Amortization of intangible assets	760	1,259
Stock-based compensation	3,563	4,112
Excess tax benefit from exercises of stock options	(83)	0
Deferred income tax expense (benefit)	3,060	(3,529)
Impairment of goodwill and long-lived assets	6,116	6,186
Equity in loss of unconsolidated subsidiary	162	—
Changes in certain assets and liabilities, net of acquisitions
Accounts receivable	300	161
Prepaid expenses and other assets	(773)	955
Prepaid income taxes	995	(1,164)
Other noncurrent assets	11	—
Accounts payable	(1,373)	1,417
Accrued compensation and benefits	(1,101)	(1,051)
Accrued expenses and other liabilities	(3,699)	1,661
Deferred rent	(372)	(329)
Deferred revenue	(864)	(553)

Net cash (used in) provided by operating activities	(39)	11,164

Cash flows from investing activities:
Purchases of short-term investments	(39,145)	(5,000)
Sales of short-term investments	40,145	2,240
Purchases of property and equipment	(2,808)	(7,742)
Additions to intangible assets	(14)	(48)
Change in restricted cash and other noncurrent assets	—	330
Cash paid for business acquisitions, net of cash acquired	(9,225)	(1,287)
Minority investment in unconsolidated subsidiary	(2,750)	—

Net cash used in investing activities	(13,797)	(11,507)

Cash flows from financing activities:
Proceeds from exercises of stock options and warrants	795	1,376
Excess tax benefit from exercises of stock options	83	550
Purchase and retirement of common stock	(968)	(11,441)

Net cash used in financing activities	(90)	(9,515)

Net decrease in cash and cash equivalents	(13,926)	(9,858)
Cash and cash equivalents at beginning of period	49,376	59,234

Cash and cash equivalents at end of period	$35,450	$49,376

###